Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date August 31, 2012	Projected Year Ended February 28, 2013
Net Sales:
Electrical and Industrial Products	$111,212	$245,000 to $260,000
Galvanizing Services	$169,316	$330,000 to $340,000
Total Sales	$280,528	$575,000 to $600,000

Diluted earnings per share	$1.25	$2.25 to $2.40

Net Sales by Market Segment:
Power Generation		32%
Transmission and Distribution		21%
Industrial		47%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		46%
Transmission and Distribution		29%
Industrial		25%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		35%
OEM’s		15%
Industrial		30%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	14.5%	14% to 16%
Galvanizing Services	27.2%	25% to 27%

Cash Provided By (Used In)Operations	$30,165	$70,000
Capital Expenditures	$12,562	$29,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$13,163	$29,000
Total Bank Debt	$210,714	$210,714

Cash Dividend	$6,319	$13,300

Percent of Business By Segment:
Electrical and Industrial Products	40%	43%
Galvanizing Services	60%	57%